Exhibit 99.1
IBEX Reports Record Start to Fiscal 2027, Raises Full Year Guidance

•Quarterly revenue up 16% over the prior year to a record $175.2 million, marking the seventh consecutive quarter of double-digit organic growth
•Record first quarter net income, adjusted net income, adjusted EBITDA, EPS, adjusted EPS, operating cash flow, and free cash flow
•First quarter diluted EPS grew 20% versus prior year quarter to $0.99, and adjusted EPS grew 21% to $1.10
•Won four new logos in the quarter, including two in FinTech
•Strong momentum continues with our Sierra partnership, with four new AI agent wins since quarter ended with robust pipeline
•Raises full year revenue and adjusted EBITDA guidance

WASHINGTON, DC— November 5, 2026 —IBEX Limited (“ibex”) (Nasdaq: IBEX), a global leader in outsourced business services and AI-powered customer experience solutions, today announced financial results for its first fiscal quarter ended September 30, 2026.

	Three Months Ended September 30,
($ millions, except per share amounts)	2026	2025	Change
Revenue (2)	$175.2	$151.2	15.9%
Net income (2)	$14.8	$12.0	22.7%
Net income margin (2)	8.4%	8.0%	40	bps
Adjusted net income (1)	$16.4	$13.1	25.1%
Adjusted net income margin (1)	9.4%	8.7%	70	bps
Adjusted EBITDA (1, 2)	$25.2	$19.5	29.4%
Adjusted EBITDA margin (1)	14.4%	12.9%	150	bps
Earnings per share - diluted (1,2)	$0.99	$0.82	19.6%
Adjusted earnings per share - diluted (1,2)	$1.10	$0.90	21.2%

(1)See accompanying Exhibits for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2)The current period percentages are calculated based on exact amounts, and therefore may not recalculate exactly using rounded numbers as presented.

“ibex delivered a record-breaking start to fiscal 2027, with first quarter revenue growing 16% organically to $175.2 million. This performance marked our seventh straight quarter of double-digit growth, the highest adjusted EBITDA quarter in our history, and drove adjusted EPS growth of over 21%,” said Bob Dechant, ibex CEO. “Our strong results reflect the significant differentiation we have built at ibex, enabling our new logo engine to win at an unprecedented rate while we consistently take market share away from our competition with our existing clients. We are also benefitting from our new vector of growth through our AI agent solution, powered by our strategic partnership with Sierra.”

First Quarter Financial Performance
Revenue
•Revenue of $175.2 million, an increase of 15.9% from $151.2 million in the prior year quarter, was driven by broad-based growth across four verticals: HealthTech (+39.9%), Travel, Transportation and Logistics (+16.4%), Technology (+9.8%), Retail & E-commerce (+8.7%), with additional growth in our digital acquisition business and accelerating growth in our AI Agent solutions.

Net Income and Earnings Per Share
•Net income increased to $14.8 million compared to $12.0 million in the prior year quarter. Net income was favorably impacted by revenue growth in our higher margin offshore regions, growth in our higher margin AI agent and digital acquisition business, and lower selling, general, and administrative expenses as a percentage of revenue.
•Diluted earnings per share increased to $0.99 compared to $0.82 in the prior year quarter.
•Net income margin increased to 8.4% compared to 8.0% in the prior year quarter.
•Non-GAAP adjusted net income increased to $16.4 million compared to $13.1 million in the prior year quarter (see Exhibit 1 for reconciliation).
•Non-GAAP adjusted diluted earnings per share increased to $1.10 compared to $0.90 in the prior year quarter (see Exhibit 1 for reconciliation).
Non-GAAP Adjusted EBITDA
•Adjusted EBITDA increased to $25.2 million compared to $19.5 million in the prior year quarter (see Exhibit 2 for reconciliation).
•Adjusted EBITDA margin increased to 14.4% compared to 12.9% in the prior year quarter (see Exhibit 2 for reconciliation).

Cash Flow and Balance Sheet
•Capital expenditures were $7.2 million compared to $7.6 million in the prior year quarter. The capital expenditures during the current quarter were driven by capacity expansion to meet strong demand in our highest margin offshore regions.
•Cash flow from operating activities increased to a first quarter record of $16.3 million compared to $15.7 million in the prior year quarter.
•Free cash flow of $9.2 million compared to $8.0 million in the prior year quarter (see Exhibit 3 for reconciliation).
•Net cash was $35.0 million compared to net cash of $30.9 million as of June 30, 2026 (see Exhibit 4 for reconciliation).
•Repurchased 122,806 shares for $4.4 million at an average price of $35.92.

First Quarter Review and Fiscal 2027 Business Outlook
“Fiscal 2027 is off to an exceptional start with first quarter performance that included records across nearly every key operating metric, including revenue, adjusted EBITDA, EPS, and free cash flow. Our financial results were driven by stellar growth from new logos and further augmented by expansion in our embedded client base. This combination makes us stronger as we grow, underscoring the long term and durable value of our differentiated strategy. Looking ahead, this momentum gives us increased confidence in our outlook for fiscal 2027 to continue to drive double-digit growth and year-over-year margin expansion. In response, we are raising both revenue and adjusted EBITDA guidance for the year,” said Taylor Greenwald, CFO of ibex.

Fiscal Year 2027 Guidance
•    Revenue is now expected to be in the range of $720 to $735 million, up 12-14% versus previous guidance of $700 to $715 million for 9-11% growth.
•Adjusted EBITDA is now expected to be in the range of $96 to $99 million, up 17-20% versus previous guidance of $90 to $94 million for 9-14% growth.
•Capital expenditures for the year are expected to be approximately $30 million, at the high end of the previous $25 to $30 million range given the increased growth expectations.

Conference Call and Webcast Information
IBEX Limited will host a conference call and live webcast to discuss its first quarter of fiscal year 2027 financial results at 4:30 p.m. Eastern Time today, November 5, 2026. We will also post to this section of our website the earning slides, which will accompany our conference call and live webcast, and encourage you to review the information that we make available on our website.
Live and archived webcasts can be accessed at: https://investors.ibex.co/.
Non-GAAP Financial Measures
We present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance and liquidity. We also use these measures internally to establish forecasts, budgets and operational goals to manage and monitor our business, as well as evaluate our underlying historical performance, as we believe that these non-GAAP financial measures provide a more helpful depiction of our performance of the business by encompassing only relevant and manageable events, enabling us to evaluate and plan more effectively for the future. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies, have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our operating results as reported in accordance with accounting principles generally accepted in the United States (“GAAP”). Non-GAAP financial measures and ratios are not measurements of our performance, financial condition or liquidity under GAAP and should not be considered as alternatives to operating profit or net income / (loss) or as alternatives to cash flow from operating, investing or financing activities for the period, or any other performance measures, derived in accordance with GAAP.
ibex is not providing a quantitative reconciliation of forward-looking non-GAAP adjusted EBITDA to the most directly comparable GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, non-recurring expenses, foreign currency gains and losses, and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.
About ibex
ibex is a global leader in outsourced business services and AI-powered customer experience solutions, enabling the world’s best brands to deliver truly differentiated experiences for their customers. Leveraging a global team of approximately 39,000 human CX experts – powered by the best AI technology, decades of CX innovation, and deep business insights – ibex engineers seamless, end-to-end customer journeys from AI agents to human agents at scale across retail, e-commerce, healthcare, fintech, utilities, technology, logistics, and more. Discover more at ibex.co and connect with us on LinkedIn.
Forward Looking Statements
In addition to historical information, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “forecast,” or the negative of these terms or other similar expressions. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, and our strategies, priorities and business plans. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could impact our actual results include: our ability to attract new business and retain key clients; our profitability based on our utilization, pricing and managing costs; our access to financing to support our operations and growth; the potential for our clients or potential clients to consolidate; our clients deciding to enter into or further expand their insourcing activities and current trends toward outsourcing services may reverse; our ability to compete effectively in our industry; general economic uncertainty in global markets and unfavorable economic conditions, including inflation, rising interest rates, recession, and foreign exchange fluctuations; our ability to manage our international operations, particularly in the Philippines, Jamaica, Pakistan and Nicaragua; natural events, health epidemics, global geopolitical conditions, including developing or ongoing conflicts, widespread civil unrest, terrorist attacks and other attacks of violence involving any of the countries in which we or our clients operate; our ability to anticipate, develop and implement information technology solutions that keep pace with evolving industry standards and changing client demands, including the effective adoption of Artificial Intelligence into our offerings; our ability to recruit, engage, motivate, manage and retain our global workforce; our ability to comply with applicable laws and regulations, including those regarding privacy, data protection and information security, employment and anti-corruption; the effect of cyberattacks or cybersecurity vulnerabilities on our information technology systems; the impact of tax matters, including new legislation and actions by taxing authorities; and other factors discussed in the “Risk Factors” described in our periodic reports filed with the U.S. Securities and Exchange Commission (“SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and past filings on Form 20-F, and any other risk factors we include in subsequent filings with the SEC. Because of these uncertainties, you should not make any investment decisions based on our estimates and forward-looking statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this press release whether as a result of new information, future events or otherwise.

IR Contact:  ir@ibex.co
Media Contact:  Daniel Burris, VP, Marketing and Communication, ibex, daniel.burris@ibex.co

IBEX LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	September 30, 2026	June 30, 2026
Assets
Current assets
Cash and cash equivalents	$36,698	$32,566
Accounts receivable, net	136,295	125,292
Prepaid expenses	17,602	15,205
Tax advances and receivables	4,205	4,226
Other current assets	1,739	2,348
Total current assets	196,539	179,637

Non-current assets
Property and equipment, net	45,456	40,725
Operating lease assets	56,833	55,496
Goodwill	11,832	11,832
Deferred tax asset, net	6,896	7,170
Other non-current assets	15,009	14,275
Total non-current assets	136,026	129,498
Total assets	$332,565	$309,135

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$29,111	$22,996
Accrued payroll and employee-related liabilities	42,715	40,914
Current deferred revenue	7,971	6,384
Current operating lease liabilities	14,372	13,936
Current debt	872	882
Income taxes payable	1,868	427
Total current liabilities	96,909	85,539

Non-current liabilities
Non-current deferred revenue	1,916	2,075
Non-current operating lease liabilities	47,802	46,849
Long-term debt	782	777
Other non-current liabilities	3,606	3,665
Total non-current liabilities	54,106	53,366
Total liabilities	151,015	138,905

Stockholders' equity
Common shares	2	2
Treasury shares	(122,118)	(117,703)
Additional paid-in capital	228,840	227,346
Accumulated other comprehensive loss	(12,023)	(11,487)
Retained earnings	86,849	72,072
Total stockholders' equity	181,550	170,230
Total liabilities and stockholders' equity	$332,565	$309,135

IBEX LIMITED AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,
	2026	2025
Revenue	$175,225	$151,179

Cost of services (exclusive of depreciation and amortization presented separately below)	121,963	106,577
Selling, general and administrative	30,100	26,525
Depreciation and amortization	4,871	4,378
Total operating expenses	156,934	137,480
Income from operations	18,291	13,699

Interest income	171	30
Interest expense	(199)	(217)
Income before income taxes	18,263	13,512

Provision for income tax expense	(3,486)	(1,470)
Net income	$14,777	$12,042

Other comprehensive income / (loss)
Foreign currency translation adjustments	$(782)	$(1,212)
Unrealized gain / (loss) on cash flow hedging instruments, net of tax	246	(2,188)
Total other comprehensive loss	(536)	(3,400)
Total comprehensive income	$14,241	$8,642

Net income per share
Basic	$1.11	$0.90
Diluted	$0.99	$0.82

Weighted average common shares outstanding
Basic	13,317	13,360
Diluted	14,995	14,609

IBEX LIMITED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,777	$12,042
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,871	4,378
Noncash lease expense	3,267	3,437
Deferred income tax	274	(1,062)
Stock-based compensation expense	2,937	2,550
Allowance for expected credit losses	—	52
Change in assets and liabilities:
(Increase) / decrease in accounts receivable	(10,995)	1,015
Increase in prepaid expenses and other current assets	(2,615)	(3,472)
Increase / (decrease) in accounts payable and accrued liabilities	5,761	(311)
Increase in deferred revenue	1,428	614
Decrease in operating lease liabilities	(3,379)	(3,573)
Net cash inflow from operating activities	16,326	15,670

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(7,165)	(7,639)
Net cash outflow from investing activities	(7,165)	(7,639)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the exercise of options	877	2,412
Taxes paid related to net share settlement of equity awards	(1,073)	—
Principal payments on finance leases	(338)	(292)
Purchase of treasury shares	(4,484)	(2,767)
Net cash outflow from financing activities	(5,018)	(647)
Effects of exchange rate difference on cash and cash equivalents	(11)	(40)
Net increase in cash and cash equivalents	4,132	7,344
Cash and cash equivalents, beginning	32,566	15,350
Cash and cash equivalents, ending	$36,698	$22,694

IBEX LIMITED AND SUBSIDIARIES
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
EXHIBIT 1: Adjusted net income, adjusted net income margin, and adjusted earnings per share

We define adjusted net income as net income before the effect of the following items: severance costs, impairment losses, gains or losses on asset disposals, gains or losses on lease terminations, foreign currency gains and losses, and stock-based compensation expense, net of the tax impact of such adjustments. We define adjusted net income margin as adjusted net income divided by revenue. We define adjusted earnings per share as adjusted net income divided by weighted average diluted shares outstanding.

The following table provides a reconciliation of net income to adjusted net income, net income margin to adjusted net income margin, and diluted earnings per share to adjusted earnings per share for the periods presented:

	Three Months Ended September 30,
($000s, except per share amounts)	2026	2025
Net income	$14,777	$12,042
Net income margin	8.4%	8.0%

Severance costs	—	159
Foreign currency gains	(908)	(1,320)
Stock-based compensation expense	2,937	2,550
Total adjustments	$2,029	$1,389
Tax impact of adjustments[1]	(374)	(297)
Adjusted net income	$16,432	$13,134
Adjusted net income margin	9.4%	8.7%

Diluted earnings per share	$0.99	$0.82
Per share impact of adjustments to net income	0.11	0.08
Adjusted earnings per share	$1.10	$0.90

Weighted average diluted shares outstanding	14,995	14,609
1Represents tax impacts of each adjustment using the effective tax rate in the relevant jurisdictions.

EXHIBIT 2: EBITDA, adjusted EBITDA, and adjusted EBITDA margin
EBITDA is a non-GAAP profitability measure that represents net income before the effect of the following items: interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before the effect of the following items: interest income, severance costs, impairment losses, gains or losses on asset disposals, gains or losses on lease terminations, foreign currency gains and losses, and stock-based compensation expense. Adjusted EBITDA margin is a non-GAAP profitability measure that represents adjusted EBITDA divided by revenue.

The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA and net income margin to adjusted EBITDA margin for the periods presented:

	Three Months Ended September 30,
($000s)	2026	2025
Net income	$14,777	$12,042
Net income margin	8.4%	8.0%

Interest expense	199	217
Income tax expense	3,486	1,470
Depreciation and amortization	4,871	4,378
EBITDA	$23,333	$18,107
Severance costs	—	159
Interest income	(171)	(30)
Foreign currency gains	(908)	(1,320)
Stock-based compensation expense	2,937	2,550
Adjusted EBITDA	$25,191	$19,466

Adjusted EBITDA margin	14.4%	12.9%
EXHIBIT 3: Free cash flow

We define free cash flow as net cash provided by operating activities less capital expenditures.

	Three Months Ended September 30,
($000s)	2026	2025
Net cash provided by operating activities	$16,326	$15,670
Less: capital expenditures	7,165	7,639
Free cash flow	$9,161	$8,031
EXHIBIT 4: Net cash

We define net cash as total cash and cash equivalents less debt.

	September 30,	June 30,
($000s)	2026	2026
Cash and cash equivalents	$36,698	$32,566

Debt
Current	$872	$882
Non-current	782	777
Total debt	$1,654	$1,659
Net cash	$35,044	$30,907